Exhibit 99.2
STONE ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Basis of Presentation:
The accompanying unaudited pro forma condensed consolidated financial statements of Stone Energy Corporation (“Stone”) are presented to illustrate the effects of the sale of substantially all of Stone’s Rocky Mountain properties on its historical financial position and operating results. The sale was completed on June 29, 2007. The cash proceeds received from the sale totaled approximately $577.9 million, representing gross proceeds of $575 million adjusted upward by $2.9 million for preliminary purchase price adjustments for operations related to the properties after February 1, 2007, the effective date of the transaction. Estimated transaction costs associated with the sale are approximately $6.0 million. The divested properties include Stone’s interests in the Pinedale Anticline, the Jonah field, the Williston Basin, the Scott field and several smaller producing areas. The sale also included net undeveloped acreage of approximately 550,000 acres.
Stone used a portion of the proceeds to fully pay down the balance outstanding under its bank credit facility and accrued interest as of the June 29, 2007 closing date and intends to send out a notice of redemption for its $225 million Senior Floating Rate Notes.
The historical financial information of Stone has been derived from the historical audited and unaudited consolidated financial statements of Stone included in the Annual Report on Form 10-K for the year ended December 31, 2006 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. The unaudited pro forma condensed consolidated balance sheet was prepared as if the sale and related debt reduction payments occurred as of March 31, 2007. The unaudited pro forma condensed consolidated statements of operations were prepared as if the sale and related debt reduction payments occurred as of January 1, 2006. All proforma presentations also assume the discontinuation of the operations of the Denver District office and the resulting reduction in related salaries and general and administrative expenses.
The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what Stone’s results of operations or financial position would have been had the transaction occurred on the above mentioned dates, nor is it indicative of Stone’s future operating results or financial position. The pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information are based on available information and certain assumptions that management believes are reasonable.

STONE ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2007
(In thousands)

		Pro Forma
	Historical	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$65,345	$571,967	(a)	$253,899
		(381,269	)(f)
		(2,144	)(h)
Accounts receivable	190,470			190,470
Fair value of hedging contracts	1,718			1,718
Deferred tax asset	1,014			1,014
Other current assets	1,032			1,032

Total current assets	259,579	188,554		448,133

Oil and gas properties – U.S. – full cost method:
Proved, net	1,534,319	(429,623	)(b)	1,104,696
Unevaluated	186,572	(60,142	)(b)	126,430
Oil and gas properties – China (unevaluated)	36,477			36,477
Building and land, net	5,773			5,773
Fixed assets, net	7,965			7,965
Other assets, net	64,083	(1,398	)(g)	62,685
Fair value of hedging contracts	1,433			1,433

Total assets	$2,096,201	($302,609)		$1,793,592

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable to vendors	$87,743			$87,743
Undistributed oil and gas proceeds	46,131			46,131
Fair value of hedging contracts	4,184			4,184
Asset retirement obligations	32,586			32,586
Other current liabilities	15,642	8,750	(c)	20,123
		(4,269	)(f)

Total current liabilities	186,286	4,481		190,767

Long-term debt	777,000	(377,000	)(f)	400,000
Deferred taxes	99,910	20,444	(c)	119,107
		(492	)(g)
		(755	)(h)
Asset retirement obligations	312,206	(1,210	)(e)	310,996
Other long-term liabilities	5,393			5,393

Total liabilities	1,380,795	(354,532)		1,026,263

Common stock	276			276
Treasury stock	(1,161)			(1,161)
Additional paid-in capital	505,477			505,477
Retained earnings	211,405	54,218	(d)	263,328
		(906	)(g)
		(1,389	)(h)
Accumulated other comprehensive loss	(591)			(591)

Total stockholders’ equity	715,406	51,923		767,329

Total liabilities and stockholders’ equity	$2,096,201	($302,609)		$1,793,592

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

STONE ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(In thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments		Pro Forma
Operating revenue:
Oil production	$348,979	($54,892)	(a)	$294,087
Gas production	337,321	(37,580)	(a)	299,741
Derivative income	2,688			2,688

Total operating revenue	688,988	(92,472)		596,516

Operating expenses:
Lease operating expenses	159,043	(10,812)	(a)	148,231
Production taxes	13,472	(6,785)	(a)	6,687
Depreciation, depletion and amortization	320,696	(48,784)	(c)	271,736
		(176)	(f)
Write-down of oil and gas properties	510,013	(145,150)	(c)	364,863
Accretion expense	12,391	(40)	(b)	12,351
Salaries, general and administrative expenses	34,266	(2,759)	(d)	31,507
Incentive compensation expense	4,356	(572)	(d)	3,784

Total operating expenses	1,054,237	(215,078)		839,159

Income (loss) from operations	(365,249)	122,606		(242,643)

Other (income) expenses:
Interest	35,931	(15,314)	(e)	20,617
Other income	(7,186)			(7,186)
Merger expense reimbursement	(51,500)			(51,500)
Other expense	5			5
Merger expenses	50,029			50,029

Total other expenses, net	27,279	(15,314)		11,965

Net income (loss) before taxes	(392,528)	137,920		(254,608)

Income tax provision (benefit):
Current	227			227
Deferred	(138,533)	49,193	(g)	(89,340)

Total income taxes	(138,306)	49,193		(89,113)

Net income (loss)	($254,222)	$88,727		($165,495)

Basic earnings (loss) per share	($9.29)			($6.05)
Diluted earnings (loss) per share	(9.29)			(6.05)

Average shares outstanding	27,366			27,366
Average shares outstanding assuming dilution	27,366			27,366
See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

STONE ENERGY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007
(In thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments		Pro Forma
Operating revenue:
Oil production	$93,584	($10,635	)(a)	$82,949
Gas production	79,749	(14,445	)(a)	65,304

Total operating revenue	173,333	(25,080)		148,253

Operating expenses:
Lease operating expenses	51,086	(4,840	)(a)	46,246
Production taxes	3,864	(2,704	)(a)	1,160
Depreciation, depletion and amortization	78,839	(13,310	)(c)	65,436
		(93	)(f)
Accretion expense	4,416	(23	)(b)	4,393
Salaries, general and administrative expenses	8,233	(715	)(d)	7,518
Incentive compensation expense	846	(167	)(d)	679
Derivative expenses	500			500

Total operating expenses	147,784	(21,852)		125,932

Income from operations	25,549	(3,228)		22,321

Other (income) expenses:
Interest	11,191	(6,924	)(e)	4,267
Other income, net	(1,875)			(1,875)

Total other expenses (income)	9,316	(6,924)		2,392

Income before taxes	16,233	3,696		19,929

Provision for income taxes:
Current	—	—		—
Deferred	5,757	1,278	(g)	7,035

Total income taxes	5,757	1,278		7,035

Net income	$10,476	$2,418		$12,894

Basic earnings per share	$0.38			$0.47
Diluted earnings per share	0.38			0.47

Average shares outstanding	27,541			27,541
Average shares outstanding assuming dilution	27,577			27,577
See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

STONE ENERGY CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The unaudited pro forma condensed consolidated balance sheet at March 31, 2007 reflects the following adjustments:

(a)	Adjustment for net cash proceeds of approximately $571.9 million, which represents the gross sales price of $575 million, plus purchase price adjustments of $2.9 million, and less estimated transaction costs of $6.0 million.

(b)	Adjustment to eliminate the carrying value of the properties which were sold as well as the related accumulated depreciation, depletion and amortization.

(c)	Adjustment to record estimated income taxes associated with the sale.

(d)	Adjustment to record the estimated gain on the sale of properties which has been calculated as follows:

(in thousands)
Gross proceeds	$575,000
Add: Purchase price adjustments	2,947
Transfer of asset retirement obligation	1,210
Less: Transaction costs	(5,980)
Carrying value of properties sold	(489,765)

Pre-tax gain	83,412
Income taxes at 35.0%	(29,194)

Pro forma gain on disposition, net of tax	$54,218

(e)	Adjustment to eliminate the asset retirement obligations associated with the properties sold.

(f)	Adjustment to reflect payment of outstanding balance of the bank credit facility of $152 million and accrued interest of $0.5 million. Proceeds were used on June 29, 2007 to pay down the entire $109 million balance outstanding under the bank credit facility as of the June 29, 2007 closing date; however, the adjustment reflects the outstanding balance under the facility at March 31, 2007. Also includes adjustment to reflect payment of $225 million Senior Floating Rate Notes and accrued interest of $3.8 million at March 31, 2007.

(g)	Adjustment to record write-off of deferred financing costs related to the $225 million Senior Floating Rate Notes.

(h)	Adjustment to record severance and retention payments.
The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007 reflect the following adjustments:
(a)	Adjustment to eliminate oil and gas revenues and direct operating expenses associated with the properties sold.

(b)	Adjustment for reversal of accretion expense attributable to asset retirement obligations associated with the properties sold.

(c)	Adjustment for the reversal of depreciation, depletion and amortization expense and the write-down of oil and gas properties for the properties sold.

(d)	Adjustment to reduce salaries and direct general and administrative costs related to Stone’s Denver district which supported the properties sold.

(e)	Adjustment to reduce interest expense, net of amounts capitalized, to give effect to the repayment of Stone’s borrowings outstanding under its bank credit facility and its $225 million Senior Floating Rate Notes.

(f)	Adjustment to eliminate amortization expense related to deferred financing costs on the $225 million Senior Floating Rate Notes.

(g)	Adjustment to income tax expense for the effects of the pro forma adjustments.